EX-99.B(h)ifissaexb

SHAREHOLDER SERVICING AGREEMENT

IVY FUNDS, INC.

EXHIBIT B
COMPENSATION

Class A Shares-Asset Strategy Fund ("Fund")

An amount payable on the first day of each month of $1.5792 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares- High Income Fund and Municipal Bond Fund (each a "Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares-International Growth Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Science and Technology Fund, Small Cap Growth Fund, Tax-Managed Equity Fund and Core Equity Fund (each a "Fund")

An amount payable on the first day of each month of $1.5042 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class A shares of Limited-Term Bond Fund ("Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month and, in addition, the Fund also pays the Agent a monthly fee of $0.75 for each shareholder check it processes.

Class A Shares-Money Market Fund ("Fund")

An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month and, in addition, the Fund also pays the Agent a monthly fee of $0.75 for each shareholder check it processes.

Class B Shares-Asset Strategy Fund ("Fund")

An amount payable on the first day of each month of $1.5792 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares-High Income Fund, Limited-Term Bond Fund and Municipal Bond Fund (each a "Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares-International Growth Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Science and Technology Fund, Small Cap Growth Fund, Tax-Managed Equity Fund and Core Equity Fund (each a "Fund")

An amount payable on the first day of each month of $1.5042 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares-Money Market Fund ("Fund")

An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C-Asset Strategy Fund ("Fund")An amount payable on the first day of each month of $1.5792 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares-High Income Fund, Limited-Term Bond Fund and Municipal Bond Fund (each a "Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares-International Growth Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Science and Technology, Small Cap Growth Fund, Tax-Managed Equity Fund and Core Equity Fund (each a "Fund")

An amount payable on the first day of each month of $1.5042 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares-Money Market Fund ("Fund")

An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class R Shares- Large Cap Growth Fund, Mid Cap Growth Fund, Science and Technology Fund and Small Cap Growth Fund (each a "Fund")

An amount payable on the first day of each month equal to 1/12 of .20 of 1% of the average daily net assets of the Class for the preceding month.

Class Y Shares-All Funds

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

Effective July 15, 2003. As ratified July 23, 2003.

As amended to add Class R shares, and effective August 31, 2005.